                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Arthur J. Gallagher & Co.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [GRAPHIC]

                                      GLOBE

                           ARTHUR J. GALLAGHER & CO.

                             The Gallagher Centre
                               Two Pierce Place
                          Itasca, Illinois 60143-3141

                                                                  April 3, 2002

Dear Stockholder:

   Our Annual Meeting will be held on Tuesday, May 14, 2002, at 10:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

   The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring action at the meeting. A presentation by J. Patrick Gallagher, Jr., President and Chief Executive Officer of the Company, and me will provide information on the business and progress of your Company during 2001 and our directors and officers will be available to answer your questions.

   We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

   Whether or not you plan to attend, please mark, sign, date and mail the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote personally.

                                          Cordially,

                                          ROBERT E. GALLAGHER
                                          Chairman of the Board

                           ARTHUR J. GALLAGHER & CO.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 14, 2002

To the Stockholders of
ARTHUR J. GALLAGHER & CO.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the "Company") will be held Tuesday, May 14, 2002, at 10:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

  1.   To elect three Class III directors;

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

   The Board of Directors has fixed the close of business on March 18, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

   Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting, you may revoke your proxy and vote in person.

Date: April 3, 2002

                                          By Order of the Board of Directors

                                          MICHAEL J. CLOHERTY
                                          Secretary



YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           ARTHUR J. GALLAGHER & CO.
                             The Gallagher Centre
                               Two Pierce Place
                          Itasca, Illinois 60143-3141

                                PROXY STATEMENT

                              GENERAL INFORMATION

Use of Proxies

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2002, in accordance with the foregoing notice. This Proxy Statement and accompanying proxy are being mailed to stockholders on or about April 3, 2002.

   Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

   Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the directors named as the nominees in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Record Date and Voting Securities

   The close of business on March 18, 2002 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 85,620,467 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

   The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the number of shares present and voting for the purpose of determining if a quorum is present. Abstentions are also included in the tabulation of votes cast on proposals presented to the stockholders but broker non-votes are not.

Expenses of Solicitation

   All expenses of the solicitation of proxies will be paid by the Company. Officers, directors and employees of the Company may also solicit proxies by telephone, facsimile or in person.

                        PRINCIPAL HOLDERS OF SECURITIES

   There is no person who is known to be the beneficial owner as of December 31, 2001 of more than 5% of the Company's Common Stock. The following table shows with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, twelve in number, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2002 and (ii) the percent of Common Stock so owned as of the same date.

                                                               Amount &    Percent
                                                              Nature of      of
                                                              Beneficial   Common
Name of Beneficial Owner                                     Ownership(1)   Stock
------------------------                                     ------------  -------
Robert E. Gallagher.........................................  2,595,622(2)   3.0%
James J. Braniff III........................................    374,592        *
T. Kimball Brooker..........................................    156,240        *
Michael J. Cloherty.........................................    111,408        *
Gary P. Coughlan............................................      2,750        *
James W. Durkin, Jr.........................................    353,764        *
J. Patrick Gallagher, Jr....................................    649,682(3)     *
Ilene S. Gordon.............................................     14,910        *
David E. McGurn, Jr.........................................    265,120        *
Richard J. McKenna..........................................    146,684        *
Robert Ripp.................................................     14,910        *
James R. Wimmer.............................................     58,990        *
All directors and executive officers as a group (12 persons)  4,744,672      5.5%

--------
*  Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options exercisable within sixty days are deemed outstanding for the purpose of computing the number and percentage owned by such person, but are not deemed outstanding for the purpose of computing the percentage owned by each other person listed. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: James J. Braniff III, 196,000 shares; T. Kimball Brooker, 104,240 shares; Michael J. Cloherty, 46,000 shares; Gary
    P. Coughlan, 750 shares; James W. Durkin, Jr., 242,000 shares; J. Patrick Gallagher, Jr., 49,500 shares; Ilene S. Gordon, 10,910 shares; David E. McGurn, Jr., 169,200 shares; Richard J. McKenna, 75,200 shares; Robert Ripp, 10,910 shares; and James R. Wimmer, 58,990 shares; all directors and executive officers as a group (12 persons), 963,700 shares.

(2) Includes 300,000 shares held in trust for the benefit of Robert E. Gallagher's grandchildren, 400,000 shares held in trust for the benefit of Isabel Gallagher, 400,000 shares held by a charitable trust under which Robert E. Gallagher is the trustee, 500,000 shares held by a limited partnership of which Robert E. Gallagher is the general partner, and 276,048 shares held in the Lauren E. Gallagher Trust under which Robert E. Gallagher is a trustee.

(3) Includes 158,480 shares held in trust for the benefit of his minor children by his wife, Anne M. Gallagher, and another, as trustees and 99,802 shares held by his wife.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes. The regular terms of office for the Class III, Class I and Class II directors expire at the 2002, 2003 and 2004 Annual Meetings of Stockholders, respectively. Three persons are to be elected at the meeting to hold office as Class III directors for a term of three years and until their respective successors are elected and qualified.

   Set forth below is information concerning the nominees for election as Class III directors as well as information concerning the current directors in each class continuing in office after the Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the election of such nominees. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all the nominees named below unless such authority is withheld. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy is required to elect directors. The enclosed proxy cannot be voted for more than three nominees. Should any nominee be unavailable to serve or for good cause refuse to serve, an event which the Board of Directors does not anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

                Nominees for Election to the Board of Directors
              as Class III Directors with Terms Expiring in 2005

            Name             Age Year First Elected Director, Business Experience and Other Directorships
            ----             --- ------------------------------------------------------------------------
James J. Braniff III........ 62  Director since 2001; Vice President since 1995; President and Chief
                                 Operating Officer of Brokerage Services Division since 1999.

Michael J. Cloherty......... 54  Director since 1982; Executive Vice President since 1996 and Chief
                                 Financial Officer since 1981; Vice President--Finance 1981 to 1996.

Gary P. Coughlan............ 58  Director since 2000; Senior Vice President and Chief Financial Officer
                                 of Abbott Laboratories from 1990 to March 2001; Senior Vice President of Kraft General Foods from 1989 to 1990; prior thereto Senior Vice
                                 President and Chief Financial Officer of Kraft, Inc. which he joined in
                                 1972. Director of Hershey Foods Corporation and General Binding
                                 Corporation.

                        Members of the Board of Directors Continuing in Office as
                              Class I Directors with Terms Expiring in 2003

James W. Durkin, Jr......... 52  Director since 2001; Vice President since 1985; President of Gallagher
                                 Benefit Services, Inc. since 1985.

J. Patrick Gallagher, Jr.(1) 50  Director since 1986; Chief Executive Officer since 1995; President since
                                 1990; Chief Operating Officer from 1990 to 1994; Vice President--
                                 Operations from 1985 to 1990.


                 Members of the Board of Directors Continuing in Office as
                       Class I Directors with Terms Expiring in 2003
     Name       Age Year First Elected Director, Business Experience and Other Directorships
     ----       --- ------------------------------------------------------------------------

Ilene S. Gordon 48   Director since 1999; President of Pechiney Plastic Packaging, Inc. and
                     Senior Vice President of Pechiney Group since June 1999; Vice
                     President and General Manager of Tenneco Packaging Folding Carton
                     Business from 1997 to 1999; Vice President--Operations of Tenneco,
                     Inc. from 1994 to 1997. Director of United Stationers, Inc.

James R. Wimmer 73   Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from
                     1959 to 1992 and Of Counsel from 1992 to 1999; Vice-Chairman and
                     General Counsel of Commonwealth Industries Corporation from 1991 to 1993.

                   Members of the Board of Directors Continuing in Office as
                         Class II Directors with Terms Expiring in 2004

T. Kimball Brooker.... 62  Director since 1994; President, Barbara Oil Company since 1989;
                           Managing Director, Morgan Stanley & Co., Inc. from 1978 to 1988.

Robert E. Gallagher(1) 79  Director since 1950; Chairman since 1990; Chief Executive Officer from
                           1963 to 1994.

David E. McGurn, Jr... 48  Director since 2001; Vice President--Specialty Marketing &
                           International since 1996; Vice President from 1993 to 1996.

Richard J. McKenna.... 55  Director since 2001; Vice President since 1994; President of Gallagher
                           Bassett Services, Inc. since April 2000.

--------
(1) Robert E. Gallagher is an uncle of J. Patrick Gallagher, Jr.

Board of Directors

   The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives by the Company's management. During 2001, the Board of Directors met six times. All of the directors attended at least 75% of those meetings and meetings of the committees on which they served. Included among the committees of the Board are standing Nominating, Audit and Compensation Committees.

Nominating Committee

   The Nominating Committee considers new nominees proposed for the Board of Directors and will consider individuals whose names and qualifications are furnished in writing to the Committee (in care of the

Chairman at the Company's principal office) by stockholders. Current members of the Nominating Committee are Robert E. Gallagher (Chairman), T. Kimball Brooker and J. Patrick Gallagher, Jr. The Committee met four times in 2001. The Company's By-Laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, notice must be received by the Company not less than 45 days prior to an annual meeting of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a consent of such nominee to serve as a director, if elected.

Audit Committee

   The Audit Committee of the Board of Directors is composed of 5 directors, none of whom is an employee of the Company. The Committee is governed by a charter approved by the Board of Directors on May 16, 2000. In accordance with its Charter, the Committee assists the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; and investigates and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year. Current members of the Committee are Gary P. Coughlan (Chairman), T. Kimball Brooker, Ilene S. Gordon, Robert Ripp and James R. Wimmer, each of whom meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee met eight times in 2001.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

                         Report of the Audit Committee

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors.

   Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Management has represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.
                                          Audit Committee
                                          Gary P. Coughlan (Chairman)
                                          T. Kimball Brooker
                                          Ilene S. Gordon
                                          Robert Ripp
                                          James R. Wimmer

Compensation Committee

   The Compensation Committee determines the salaries, bonuses and other compensation and terms and conditions of employment of the executive officers and certain key employees of the Company and makes recommendations to the Board of Directors with respect to the Company's compensation plans and policies; provided, however, that the Option Committee of the Board of Directors administers the Company's stock option plans. Current members of the Compensation Committee are T. Kimball Brooker (Chairman), Gary P. Coughlan, Ilene S. Gordon, Robert Ripp and James R. Wimmer. The Committee met two times in 2001.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate filings, including this Proxy Statement, in whole or in part, the following report and the Comparative Performance Graph on Page 11 shall not be incorporated by reference into any such filings.

                     Report of the Compensation Committee

Executive Compensation

   The Compensation Committee is responsible for determining the total compensation, other than stock options, and employment conditions of the Company's executive officers. In determining the total 2001 compensation, the Compensation Committee generally evaluated the executive's contribution to the overall success of the Company in achieving the corporate goals set out below. In making such determinations, the members of the Compensation Committee consult with members of senior management and base such determinations on the information and recommendations of senior management. The business growth and human resources goals were given less weight in determining the executive's compensation than the earnings growth goal.

   Earnings Growth--Year-over-year earnings growth is one of the most important goals of the Company. The effort of an individual executive in meeting or exceeding year-over-year growth for his or her department or division has historically been an important criterion in the evaluation. However, in 2001, the Compensation Committee focused on the contribution of the executive to the overall success of the Company in meeting its plan for growth. Longer term growth goals, as measured against the Company's Three Year Strategic Plan, are also considered in the evaluation. In 2001, the Company's net earnings increased 35% which surpassed the average annual growth rate for the period 1991 to 2000.

   Business Growth--The Company considers its long term business growth to be a critical factor in the continued success of the Company. Executives are expected to support the Company's acquisition program, which seeks to achieve growth by successfully integrating independent businesses into the corporate structure. Similarly, establishment of operations in new geographic areas, as well as the successful development and marketing of new product lines, are considered necessary to the continued growth of the Company and are included in the evaluation. In 2001, sixteen businesses were acquired. The development and marketing of new product lines continued on a basis consistent with prior years. The Company believes that these efforts had a direct impact on the 14% increase in total revenues achieved in 2001 over 2000.

   Human Resources--As a service business, the Company believes that its employees are its greatest asset. Over 60% of the Company's expenses in 2001 were related to the compensation of its employees and related costs. The Company is committed to the successful hiring, training and retaining of people who promote the growth, financial success and management succession of the Company. An executive's ability to manage these resources, as well as the attendant expenses, is a significant criterion. In 2001, the Company's overall success in effectively managing its employees evidenced the commitment of the Company's executive officers, as a group, to the corporate goal of continuously improving the quality and efficiency of its human resources. This was demonstrated by the Company's ability to generate $140,000 in revenue per employee for 2001, one of the highest figures in the industry and an increase from the $139,000 in revenue per employee generated during 2000. This was accomplished even as the 2001 employee headcount increased by 14% over 2000.

   Enhancement of shareholder value is the ultimate goal of the Company. The Compensation Committee believes that its focus on specific corporate goals should result in a strong stock price, improved earnings per share and greater return on stockholders' equity. Net earnings per share in 2001 increased by 34% over 2000. This substantial increase was directly related to the efforts of the Company's executive officers.

   The Company has a discretionary bonus pool for executive officers and key employees, contingent upon satisfactory corporate growth and the attainment of predetermined managerial goals. These predetermined goals are extremely varied and, in the case of the executive officers, are established by the individual officer in conjunction with senior management in consultation with the Compensation Committee. The goals are too diverse to generalize but typically include meeting or exceeding budgetary guidelines and contribution to the Company's profitability. Attainment of these goals in many cases may be determined by a subjective judgment of the individual supervisor or, in the case of the executive officers, by the Compensation Committee. The eligibility for participation in the bonus pool is determined by the Board. Approximately 50 officers and key employees, including Messrs. Gallagher and Cloherty, are current participants in the discretionary bonus pool.

   The Company has adopted a bonus plan for its Brokerage Services Division to provide incentives to the management personnel of the Division. The bonuses under this Plan are determined by a formula applied to the pretax profitability of the Brokerage Services Division. Under the Plan, participants can elect to receive their award in cash or in Company stock. Any stock award will be credited to the participant at 85% of the market price at date of award and will vest in the participant's account over a three year period at the rate of 33 1/3% per year, with vesting acceleration in the event of death, disability or retirement. Messrs. Braniff, McGurn and Cloherty are eligible to participate in this Plan, although Mr. Cloherty was not paid a bonus under this Plan for the years 2000 and 2001.

   The Company has adopted the AJG Financial Services Bonus Plan applicable to the members of the Company's investment team. The Board of Directors and the Compensation Committee approved this Plan in order to provide incentives to the investment team to continue to generate investment gains for the Company. This Plan provides generally that 20% of the extraordinary investment gains and tax benefits generated by transactions initiated by the investment team are to be allocated to the four key officers of the investment team, including Michael J. Cloherty, Chairman and Chief Executive Officer of AJG Financial Services, Inc. and Executive Vice President and Chief Financial Officer of the Company. Under the Plan, payments to the team in any one year are to be not more than $10 million and are to be deferred over a three year period of installment payments unless other arrangements are agreed to by the Company and the respective members of the investment team. In addition, bonuses under this Plan may be deferred by agreement of the Company and a participant in whole or in part under the AJG Financial Services Bonus Deferral Plan with vesting schedules as determined by the Company and the participant under the Deferral Plan.

   The Company has adopted the Deferred Equity Participation Plan to encourage key executive officers to remain with the Company until their normal retirement. Under the Plan, the Company contributes shares of Common Stock in an amount approved by the Compensation Committee. The Chief Executive Officer of the Company, in conjunction with the Compensation Committee, determines the key executives that will receive an award under the Plan and the amount of such award. Distributions under the Plan may not be made until the participant reaches age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. All distributions are made in the form of Common Stock of the Company.

   Option grants to executive officers under the Company's Stock Option Plans are determined by the Option Committee of the Board of Directors and are generally based upon more subjective factors than those used by the Compensation Committee. The Option Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his or her past performance and his or her anticipated future contribution to the Company. Options directly reflect the Company's performance through its stock price.

   The Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company generally attempts to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation which it deems appropriate.

   Executive officers participate in the Savings and Thrift Plan, Supplemental Savings and Thrift Plan and Pension Plan, as well as customary employee health benefits and expense reimbursement in accordance with the Company's policy.

   During 2001, the Committee compared the compensation of the six most highly compensated executive officers of the Company to the publicly held competitors of the Company included in the Comparative Performance Graph on Page 11. The Committee targets the middle of its competitors' salary range for its executive officers' compensation. The Committee believes that the 2001 compensation of the Company's six most highly compensated executive officers will be in the middle range when compared to its publicly-held competitors after making certain adjustments for the size of the Company.

Chief Executive Officer Compensation

   The 2001 salary of J. Patrick Gallagher, Jr., the Company's Chief Executive Officer, was $850,000. Mr. Gallagher received a restricted stock award of $1,059,000 and an award of $400,000 under the Company's Deferred Equity Participation Plan for 2001 and a bonus of $500,000 under the Company's discretionary bonus pool and an award of $400,000 under the Deferred Equity Participation Plan for 2000. In determining Mr. Gallagher's salary and bonus, the Compensation Committee considered the Company's excellent performance in 2001 and 2000 with reference to substantial increases in net earnings per share.

                                          Compensation Committee
                                          T. Kimball Brooker (Chairman)
                                          Gary P. Coughlan
                                          Ilene S. Gordon
                                          Robert Ripp
                                          James R. Wimmer

                          Summary Compensation Table

   The following table presents information concerning compensation paid or set aside by the Company and its subsidiaries on an accrual basis to or for the benefit of the Chief Executive Officer and each of the other five most highly compensated executive officers of the Company in each of the Company's last three fiscal years.

                                                                             Long Term
                                              Annual Compensation       Compensation Awards
                                           ------------------------- -------------------------
                                                                      Restricted   Securities   All Other
                                           Salary   Bonus    Other       Stock      Underlyng  Compensation
Name and Principal Position           Year  ($)     ($)(1)   ($)(3)  Awards ($)(4) Options (#)    ($)(2)
---------------------------           ---- ------- --------- ------- ------------- ----------- ------------
J. Patrick Gallagher, Jr............. 2001 850,000        -- 400,000   1,059,000      25,000      28,700
  President and Chief Executive       2000 650,000   500,000 400,000          --      30,000      21,700
  Officer                             1999 500,000   350,000      --          --          --      16,800
Michael J. Cloherty.................. 2001 700,000 4,330,000      --          --      20,000      19,900
  Executive Vice President and Chief  2000 600,000        --      --          --      30,000     194,600(5)
  Financial Officer                   1999 475,000   738,000      --          --          --      17,200
James J. Braniff III................. 2001 600,000        -- 300,000     588,000      20,000     191,885(6)
  Vice President                      2000 600,000   285,000 300,000          --      30,000     254,600(6)
                                      1999 600,000   125,000      --          --     200,000      22,500
James W. Durkin, Jr.................. 2001 350,000        -- 180,000          --      20,000      11,700
  Vice President                      2000 320,000   175,000 300,000          --      30,000      10,500
                                      1999 290,000   150,000      --          --          --       7,400
David E. McGurn, Jr.................. 2001 400,000        -- 300,000     470,000      20,000      11,900
  Vice President                      2000 300,000   142,500 300,000          --      30,000       9,300
                                      1999 300,000   125,000      --          --          --       9,400
Richard J. McKenna................... 2001 330,000   185,000 300,000          --      20,000      11,800
  Vice President                      2000 300,000   200,000 300,000          --      30,000       7,300
                                      1999 270,000        --      --          --          --       7,400

--------
(1) Represents bonuses related to services rendered in the fiscal year indicated above that were determined and paid in the subsequent fiscal year. In the case of Mr. Cloherty, represents a bonus awarded under the Company's AJG Financial Services Bonus Plan for fiscal year 2001 of which $2,480,000 has been deferred under the AJG Financial Services Bonus Deferral Plan. This deferred amount will vest in equal parts over a three year period.

(2) Includes amounts contributed by the Company under the 401(k) match feature of the Company's Savings and Thrift Plan of $3,400 in 2001, amounts contributed by the Company under the match feature of the

   Company's Supplemental Savings and Thrift Plan in 2001 (Mr.
   Gallagher--$23,600, Mr. Cloherty--$13,900, Mr. Braniff--$14,300, Mr.
   Durkin--$7,100, Mr. McGurn--$7,400 and Mr. McKenna--$7,200) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher--$1,700, Mr. Cloherty--$2,600, Mr. Braniff--$7,500, Mr. Durkin--$1,200, Mr. McGurn--$1,100 and Mr. McKenna--$1,200).

(3) Represents amounts awarded under the Company's Deferred Equity Participation Plan. Amounts shown do not represent actual payments to the executive officer. Participation in the Plan by any person, and the amount of such participation, is at the sole discretion of the Company's Chief Executive Officer, in conjunction with the Compensation Committee. The Plan provides that the Company will contribute to the Plan shares of Common Stock in an amount approved by the Compensation Committee. All funds allocated by the Company to the Plan will be used to purchase Common Stock. Prior to payout, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to, the participant's voluntary termination of employment with the Company prior to age 62. A participant will be eligible to receive a distribution from the Plan upon reaching age 62. All distributions will be made in the form of Common Stock of the Company.

(4) In the case of Mr. Gallagher represents the value of a restricted stock award which vests over a three year period in equal parts. In the case of Messrs. Braniff and McGurn represents the values of restricted stock awards granted under the Brokerage Services Division Bonus Plan which vest over a three year period in equal parts. Such awards include the dividends associated with the underlying stock.

(5) Mr. Cloherty agreed to waive his right to receive any bonus from the Company for 2000. In consideration for such waiver, on March 15, 2001, the Company paid Mr. Cloherty a waiver fee of $165,200 and loaned Mr. Cloherty the principal amount of $2,382,900. Under Mr. Cloherty's promissory note, repayment of the outstanding principal amount plus interest at the annual rate of 5.2% is payable upon demand of the Company. The Company has agreed to forgive repayment of the principal amount of the loan plus interest on an annual basis at the rate of 33 1/3 percent per year beginning in 2002 so long as Mr. Cloherty remains employed by the Company or retires in accordance with the Company's retirement plan. In the event Mr. Cloherty voluntarily terminates his employment with the Company (other than for retirement) or Mr. Cloherty's employment is terminated for cause by the Company, the outstanding principal amount of the loan becomes immediately due and payable. In addition, Mr. Cloherty has a loan in the principal amount of $40,000 in connection with his relocation to Illinois in 1983 which is payable on demand and is without interest.

(6) The Company has an Employment Agreement with James J. Braniff III ending on December 31, 2003. Under the Agreement, Mr. Braniff is to receive an annual salary of not less than $600,000 and is entitled to participate in the Brokerage Services Division Management Bonus Plan. On January 1, 2001, Mr. Braniff was indebted to the Company in the principal amount of $1,039,500, which accrued interest at the annual rate of 3%. During 2001 the Company forgave $146,685 of principal and interest in connection with such indebtedness which amount is included in his compensation for 2001. During 2000 the Company forgave $233,900 of principal and interest in connection with such indebtedness which amount is included in his compensation for 2000. Under the Agreement, $115,500 of Mr. Braniff's indebtedness is to be forgiven annually while Mr. Braniff is an employee of the Company. In addition, Mr. Braniff has a loan in the principal amount of $80,000 in connection with his relocation to Illinois which is payable on demand and is without interest.

                         Comparative Performance Graph

   The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a Peer Group comprised of the Company, Aon Corporation, Hilb, Rogal and Hamilton Co., Marsh & McLennan Companies, Inc. and Brown & Brown, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the Peer Group on December 31, 1996, with dividend reinvestment.

                                    [CHART]

        GALLAGHER
        (ARTHUR J.)  S&P 500    PEER
        & CO         INDEX      GROUP
Dec96   100.00       100.00     100.00
Dec97   115.02       133.36     145.59
Dec98   152.20       171.48     161.00
Dec99   230.23       207.56     233.75
Dec00   461.60       188.66     275.81
Dec01   509.16       166.24     273.46

Directors' Compensation

   Directors who are officers of the Company receive compensation in their capacities as officers and receive no additional compensation for serving as directors.

   Non-employee directors, currently Messrs. Brooker, Coughlan, Ripp and Wimmer and Ms. Gordon, are eligible to receive compensation consisting of nonqualified stock options. In addition, non-employee directors receive an annual retainer of $25,000 per year or, in lieu of the cash retainer, an option to purchase shares of the Company's Common Stock below market value, plus fees of $500 for attendance at each Board meeting or committee meeting on a date other than a Board meeting date. Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. Non-employee directors are not eligible for participation in any other compensation plans of the Company.

   In 1989, the Company's stockholders approved the adoption of the Company's 1989 Non-Employee Directors' Stock Option Plan (the "1989 Plan"), which has been subsequently amended. The 1989 Plan currently provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,325,000 shares of the Company's Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Option Committee of the Company's Board of Directors ("Discretionary Options") and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer ("Retainer Options"). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares.

   Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price fixed by the Option Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Option Committee at the time it makes the grant.

   Pursuant to the terms of the 1989 Plan, Messrs. Coughlan and Wimmer and Ms. Gordon have elected to receive their annual retainers for 2002 in the form of an option to purchase the Company's Common Stock. Each year on or before two weeks preceding the Company's Annual Meeting of Stockholders, the Option Committee shall determine the number of shares of Common Stock with respect to which a non-employee director may be granted a Retainer Option. The non-employee director's option exercise price per share shall be equal to the Fair Market Value of the Common Stock subject to the Retainer Option less the Annual Retainer, divided by the number of shares subject to the Retainer Option. The option exercise price per share shall be not less than the par value of the Common Stock. "Fair Market Value" is defined as the closing price of the Company's Common Stock as reported on the New York Stock Exchange composite listing for the day on which the option is granted.

   On May 22, 2001, the Company granted a Retainer Option for 1,000 shares of the Company's Common Stock to Messrs. Coughlan, Ripp and Wimmer and Ms. Gordon at an exercise price of $1.11 per share. Such options are exercisable at the rate of one-fourth of such grant each successive quarter commencing August 22, 2001. In addition, on May 22, 2001, the Company granted a Discretionary Option for 25,000 shares of the Company's Common Stock to each of Messrs. Brooker, Coughlan, Ripp, and Wimmer and Ms. Gordon at an exercise price of $26.11 per share, which was the closing price for a share of Common Stock as reported on the New York Stock Exchange composite listing on that date. Such options are exercisable at the rate of one-third of such grant each successive May 22, commencing May 22, 2002.

   The Company approved a supplemental deferred compensation arrangement, effective July 1, 1996, with Robert E. Gallagher after his retirement, and to his surviving spouse after his death, and the surviving spouse of John P. Gallagher, providing for a payment of $100,000 annually, inclusive of any Company pension plan payments, to be paid until the death of each such beneficiary.

Pension Plan

   The Company also maintains a non-contributory defined benefit pension plan covering substantially all domestic employees which is qualified under the Internal Revenue Code. The plan provides an annual pension benefit on normal retirement at age 65 which, when paid in the form of a single life annuity, will equal 1% of final average earnings multiplied by the number of years of credited service, not to exceed 25 years (without any deduction for social security or other offset amounts). A person's earnings for purposes of the plan include all compensation other than allowances such as moving expenses plus any pre-tax contributions under the 401(k) feature of the Savings and Thrift Plan, less pre-tax contributions under the Supplemental Savings and Thrift Plan. Effective for plan years beginning after 1988, the maximum includible compensation for a participant for any year may not exceed an overall salary maximum as determined by the Internal Revenue Service of $200,000 in 2002. The remuneration for executive officers shown under "Salary" and "Bonus" in the Summary Compensation Table constitutes their earnings during 2001 for purposes of the plan without regard to the Internal Revenue Service's limitation. "Final average earnings" are the highest average earnings received in any five consecutive full calendar years before retirement. Employees' pension rights are fully vested after the earlier of (i) 5 years of service with the Company or (ii) the attainment of age 65.

   The following table shows the estimated annual benefits (which are not subject to deduction for social security or other offset amounts) payable on retirement under the Company's defined benefit plan to persons in specific remuneration and credited years of service classifications assuming (i) the person elects the single life annuity basis providing monthly payments without benefits to his survivors and (ii) the person continues in the employ of the Company at his present rate of remuneration until age 65:

                              PENSION PLAN TABLE

                 Average remuneration Years of Credited Service
                 during highest five  -------------------------
                  consecutive years                      25 or
                  before retirement      15       20     more
                  -----------------   -------  -------  -------
                       $130,000...... $19,500  $26,000  $32,500
                        150,000......  22,500   30,000   37,500
                        170,000......  25,500   34,000   42,500
                        200,000......  30,000   40,000   50,000

   For purposes of estimating potential pension benefits using the foregoing table, the number of years of credited service as of December 31, 2001 for the executive officers named in the Summary Compensation Table are as follows: J. Patrick Gallagher, Jr. (25 years), Michael J. Cloherty (19 years), James J. Braniff III (13 years), James W. Durkin, Jr. (25 years), David E. McGurn, Jr. (22 years) and Richard J. McKenna (24 years). Such pension benefits are in addition to amounts payable to such persons under the Company's Savings and Thrift Plan and Supplemental Savings and Thrift Plan on their retirement and are subject to certain limitations as required under the Internal Revenue Code.

Stock Option Plans

   The Company maintains a 1988 Incentive Stock Option Plan and a 1988 Nonqualified Stock Option Plan.

   The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Summary Compensation Table during the Company's 2001 fiscal year. The exercise price of the options equals the closing price for a share of the Company's Common Stock on the date of the option grant.

                   Option Grants in the Last Fiscal Year(1)

                            Individual Grants
-                         ---------------------
                                                                     Potential Realizable
                          Number of  % of Total                        Value at Assumed
                          Securities  Options                       Annual Rates of Stock
                          Underlying Granted to                     Price Appreciation for
                           Options   Employees  Exercise               Option Term (2)
-                          Granted   in Fiscal   Price   Expiration ----------------------
          Name               (#)        Year      ($)       Date      5% ($)     10% ($)
          ----            ---------- ---------- -------- ----------  -------    ---------
J. Patrick Gallagher, Jr.   25,000      .92      26.50    7-20-11   417,000    1,056,000
Michael J. Cloherty......   20,000      .74      26.50    7-20-11   333,000      845,000
James J. Braniff III.....   20,000      .74      26.50    7-20-11   333,000      845,000
James W. Durkin, Jr......   20,000      .74      26.50    7-20-11   333,000      845,000
David E. McGurn, Jr......   20,000      .74      26.50    7-20-11   333,000      845,000
Richard J. McKenna.......   20,000      .74      26.50    7-20-11   333,000      845,000

--------
(1) Nonqualified options granted July 20, 2001, exercisable at the rate of 10% of total option for each calendar year after 2001.
(2) Based on actual option term and annual compounding.

   The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 2001 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 2001 fiscal year by the executive officers of the Company named in the Summary Compensation Table.

              Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year End Option Values

                                              Number of    Number of
                           Number            Securities   Securities     Value of     Value of
                             of              Underlying   Underlying   Unexercised   Unexercised
                           Shares            Unexercised  Unexercised  In-the-Money In-the-Money
                          Acquired           Options at   Options at    Options at   Options at
                             on     Value      FY-End       FY-End        FY-End       FY-End
                          Exercise Realized  Exercisable Unexercisable Exercisable  Unexercisable
          Name              (#)     ($)(1)       (#)          (#)         ($)(2)       ($)(2)
          ----            -------- --------- ----------- ------------- ------------ -------------
J. Patrick Gallagher, Jr.  49,000  1,454,496        --      174,000            --     2,548,540
Michael J. Cloherty...... 204,000  4,730,897     3,000      161,000        25,500     2,385,040
James J. Braniff III.....  13,600    375,800   154,400      239,600     2,522,710     3,336,370
James W. Durkin, Jr...... 108,000  2,380,716   197,000      163,000     3,669,680     2,428,420
David E. McGurn, Jr......  10,000    189,400   142,400      125,600     2,747,054     1,706,526
Richard J. McKenna.......     560     12,986    58,600      101,000     1,065,776     1,230,488

--------
(1) Market value of underlying securities at exercise, minus the exercise price.
(2) Market value of underlying securities at year end, minus the exercise price.

Severance Arrangements

   The Company has a plan for severance compensation to employees after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various "fair price" criteria, or the acquisition of 20% or more of the combined voting power of the Company's stock by any person or entity. All full-time and part-time employees who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company are participants in the plan. A severance benefit is payable under the plan if a participant's employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years of employment, the benefit is equal to the employee's annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee's annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee's wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not later than 10 days after termination of employment.

   Each of the executive officers of the Company named in the Summary Compensation Table has entered into a change in control agreement with the Company. A severance benefit is payable under the agreement if the executive officer's employment with the Company is terminated by (i) the Company for any reason other than death, physical or mental incapacity, or cause within 24 months following a change in control of the Company; or (ii) the resignation of the executive officer within 24 months following a change in control of the Company upon the occurrence of a material change in the nature or scope of the executive's authorities, powers, functions or duties or a reduction in the executive's total compensation. In the event of any such termination of the executive officer's employment, under the agreement the Company is required to pay the executive a severance allowance equal to his then salary and bonus payments for a 24 calendar month period. Additionally, the executive will also continue to participate for a period of two years in the Company's welfare benefit plans. Cash benefits are payable in a lump sum not later than seven days after termination of employment.

                PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF
                      ERNST & YOUNG LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 2002

   The Audit Committee has considered the qualifications of Ernst & Young LLP and recommended that the Board of Directors appoint them as independent auditors of the Company for the fiscal year ending December 31, 2002. The Board of Directors desires to obtain stockholders' ratification of the Board's action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2002 will stand unless the Board finds other good reason for making a change.

   Fees paid to Ernst & Young LLP for professional services rendered to the Company during 2001 were as follows: Audit Fees $561,000 and All Other Fees $1,105,000, including audit related services of $417,000 and other non-audit related services of $688,000. Audit related services primarily include fees for employee benefit plan audits, accounting consultations, other attest services for certain subsidiaries and due diligence procedures. No services were performed or fees incurred in connection with financial information systems design and implementation projects during 2001. The Audit Committee considered the effects that the provision of non-audit services may have on the Company's independent auditors' independence.

   A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

   Ratification requires the affirmative vote by holders of at least a majority of the outstanding shares voting at the Annual Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF
                      ERNST & YOUNG LLP AS THE COMPANY'S
                         INDEPENDENT AUDITORS FOR 2002

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office on or before December 6, 2002 to be considered for inclusion in the

Company's proxy materials for that meeting. With respect to any stockholder proposal to be presented at the 2003 Annual Meeting of Stockholders that is received by the Company after February 19, 2003, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

                                 OTHER MATTERS

   The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the persons named as proxies in the accompanying proxy according to their best judgment in the best interests of the Company.

   The Annual Report to Stockholders containing financial statements for the year ended December 31, 2001, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

   Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: April 3, 2002

                                          By Order of the Board of Directors

                                          MICHAEL J. CLOHERTY
                                          Secretary

--------------------------------------------------------------------------------
[LOGO APPEARS HERE] Arthur J. Gallagher & Co.
--------------------------------------------------------------------------------

Use a black pen. Print in                   [ ]  Mark this box with an X if you have made
CAPITAL letters inside the grey                  changes to your name or address details below.
areas as shown in this example.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

A  Election of Directors
The Board of Directors recommends a vote FOR the listed nominees. Class III Nominees for term expiring in 2005 are:

                                                 For    Withhold
01 - James J. Braniff III                        [ ]      [ ]
02 - Michael J. Cloherty                         [ ]      [ ]
03 - Gary P. Coughlan                            [ ]      [ ]

B  Proposals
The Board of Directors Recommends a Vote "FOR" Each of the Listed Proposals.

2. Ratification of the appointment of          For    Against   Abstain
   Ernst & Young LLP as the independent        [ ]      [ ]       [ ]
   auditors of the Company for 2002.

C Authorized Signatures--Sign Here--This section must be completed for your instructions to be executed.

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1                  Signature 2              Date (dd/mm/yyyy)
---------------------------  -----------------------  --------------------------

---------------------------  -----------------------  --------------------------

--------------------------------------------------------------------------------
     Proxy - Arthur J. Gallagher & Co.
--------------------------------------------------------------------------------

     Two Pierce Place

     Itasca, Illinois 60143
     This Proxy is Solicited on Behalf of the Board of Directors


     The stockholder hereby appoints Robert E. Gallagher and J. Patrick Gallagher, Jr., or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 18, 2002, at the Annual Meeting of Stockholders to be held on May 14, 2002 or any adjournment thereof.

     In Their Discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. This proxy is revocable at any time.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     (Continued and to be signed on reverse side.)